UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2026

Celularity Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38914	83-1702591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Park Ave Florham Park, New Jersey	07932
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 768-2170

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CELU	The Nasdaq Stock Market LLC
Warrants, each exercisable for one-tenth of one share of Class A Common Stock at an exercise price of $11.50 per share	CELUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 17, 2026, Celularity Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to that certain Asset Purchase and Exclusive License Agreement, dated as of March 6, 2026 (the “Original Agreement” and, as amended, the “Agreement”), with NexGel, Inc. (“NexGel”).

Among other things, the Amendment provides that: (i) the aggregate consideration payable to the Company under the Agreement is $13.3 million, consisting of an upfront cash payment of $8.3 million on the transaction commencement date and a convertible promissory note in the original principal amount of $5.0 million with an 18-month term; (ii) effective as of the transaction commencement date, NexGel will assume, satisfy, perform and discharge all sales representative obligations and such obligations will constitute assumed liabilities of NexGel from and after such date; (iii) the first milestone payment of $2.5 million will be payable upon the earlier of the achievement of $25.0 million in net sales or the date that is 15 months following the transaction commencement date, provided that net sales of at least $15.0 million have been achieved as of such date; (iv) Section 4.6 of the Original Agreement was deleted in its entirety, and the product purchase credit was terminated; and (v) the outside date in Section 9.2.3 of the Original Agreement was extended from April 15, 2026 to April 30, 2026.

The Amendment also includes certain additional representations, warranties and covenants, including with respect to sales representative obligations, restrictions on certain payments or transfers of value to current or former officers or directors of the Company in connection with the transactions contemplated by the Agreement, and mutual restrictions on public disclosures relating to the Agreement and the Amendment, subject to disclosures required by applicable law or stock exchange rules.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 16, 2026, Helena Global Investment Opportunities 1 Ltd. (“Helena”) delivered an exchange notice (the “Exchange Notice”) to the Company pursuant to Section 4.25 of that certain Securities Purchase Agreement, dated October 24, 2025, by and between the Company and Helena, pursuant to which Helena elected to exchange shares of the Company’s Series A Convertible Preferred Stock for a Convertible Promissory Note in the original principal amount of $1,970,502.58 (the “Helena Note”). The Helena Note bears interest at a rate of 18.0% per annum and matures on October 16, 2026, unless earlier converted, prepaid or accelerated in accordance with its terms.

On April 17, 2026, Helena delivered to the Company a notice of event of default (the “Default Notice”) under the Helena Note. In the Default Notice, Helena asserted that one or more events of default had occurred under the Helena Note, including under Sections 2.1(b) and 2.1(p) thereof. Section 2.1(p) of the Helena Note includes, among other things, the Company’s failure to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, including becoming delinquent in its filings. The Company believes the asserted default arose from the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Under the Helena Note, if an event of default is not cured within the applicable cure period, which is five business days for this type of asserted default, Helena may declare due and payable the “Mandatory Default Amount,” which is equal to 115% of the outstanding principal amount, accrued interest and all other amounts owing under the Helena Note. In addition, following an event of default, any outstanding principal balance accrues interest at a rate of 15% per annum, compounded annually.

The Company is evaluating the Default Notice and intends to cure the asserted default within the applicable cure period.

The foregoing description of the Helena Note does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information contained in Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03..

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In April 2026, the Company implemented certain organizational changes in connection with its ongoing strategic realignment and previously announced divestiture of its biomaterials business to NexGel.

On April 9, 2026, the Company terminated the employment of John R. Haines, the Company’s Senior Vice President, Global Manager and Chief Administrative Officer, without cause. Mr. Haines’ final day of employment is expected to be May 8, 2026. On April 15, 2026, Stephen A. Brigido, the Company’s President, Degenerative Diseases, resigned from his position, effective immediatly.

These leadership changes reflect the Company’s continued focus on aligning its organizational structure and resources with its core cell therapy platform and strategic priorities

Item 8.01. Other Events.

On April 21, 2026, the Company issued a press release announcing the Amendment and related developments concerning its transaction with NexGel. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1*	Amendment No. 1 to Asset Purchase and Exclusive License Agreement, dated April 17, 2026, by and between Celularity Inc. and NexGel, Inc.
10.2	Form of Helena Note dated April 16, 2026
99.1	Press release issued by Celularity Inc. on April 21, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

* Certain of the schedules (and similar attachments) to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K under the Securities Act because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the exhibit or the disclosure document. The registrant hereby agrees to furnish a copy of all omitted schedules (or similar attachments) to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELULARITY INC.
Dated: April 21, 2026
	By:	/s/ Robert J. Hariri
	Name:	Robert J. Hariri, M.D., Ph.D.
	Title:	Chairman and CEO

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